Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Report on Form 10-K of Spurlock Industries, Inc. dated April 15, 1998 of our report dated January 17, 1997, relating to the financial statements of Spurlock Industries, Inc. as of December 31, 1996.


                                        /s/ Winter, Scheifley & Associates, P.C.

                                        Winter, Scheifley & Associates, P.C.
                                        Certified Public Accountants


April 15, 1998
Englewood, Colorado